EXHIBIT 10.5

February 28, 2007

Oceanaut, Inc.

17th Km National Road Athens-Lamia & Finikos Street

145 64 Nea Kifisia

Athens, Greece

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned shareholder, officer and/or director of Oceanaut, Inc., a Marshall Islands corporation (the “Company”), in consideration of Citigroup Global Markets Inc. and Maxim Group LLC (the “Underwriters”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned shall vote (i) all Founder Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) any shares of Common Stock acquired in the IPO or following the IPO in favor of the Business Combination.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares (and to Excel Maritime Carriers Ltd. and its permitted transferees with respect to 625,000 shares of Common Stock included in the units purchased in the private placement to occur immediately prior to the IPO) as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable, including, without limitation, by voting all of the shares of Common Stock owned by the undersigned in favor of the Company’s dissolution and liquidation. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Founder Shares.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination) one or more vessels or operating businesses in the shipping industry until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Account or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to the terms of the Business Opportunity Right of First Refusal Agreement to be entered into by and between the Company and Excel Maritime Carriers Ltd. and any other pre-existing fiduciary and/or contractual obligations the undersigned might have under applicable law.

4. The undersigned agrees that, commencing on the Effective Date and extending until the earlier to occur of the consummation of a Business Combination by the Company or a liquidation of the Company, the undersigned shall not become affiliated as an officer, director or stockholder of a blank check or blind pool company (other than the Company) operating in or intending to acquire a business in the shipping industry. The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph 4; (ii) monetary damages would not be an adequate remedy for any such breach; and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

5. The undersigned hereby waives his or her right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he or she will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

6. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Articles of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

7. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company that is affiliated with any of the Insiders or their affiliates, unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s shareholders from a financial perspective and the Company’s disinterested independent directors negotiate with such affiliated company on behalf of the Company and take such other steps in connection with any such proposal as they deem advisable, including retention of independent advisors.

8. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination, except that, (i) commencing on the Effective Date, Excel Maritime Carriers Ltd. (“Related Party”), shall be allowed to charge the Company up to $7,500.00 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel, and (ii) Related Party shall be entitled to compensation for any other arrangement as may be disclosed in the Registration Statement. The undersigned shall also be entitled to reimbursement from the Company for its reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; provided, that such reimbursements have been approved by the Company’s audit committee (which shall be comprised solely of independent directors).

9. The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

10. The undersigned will escrow his or her Founder Shares, as specified in the Stock Escrow Agreement, which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, for the period commencing on the Effective Date and ending on the earlier of (i) the first anniversary of the Business Combination Date or (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated, at which time the escrow agent will destroy the shares.

11. The undersigned agrees to be the Vice President-Project Development of the Company until the earlier of the Business Combination Date or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriters, included in the Registration Statement and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the U.S. Securities Act of 1933, as amended. The undersigned’s questionnaire (a copy of which is attached hereto as Exhibit B) furnished to the Company and the Underwriters is true and accurate in all respects. The undersigned further represents and warrants to the Company and the Underwriters that:

(a)	The undersigned is not subject to or a respondent in any legal action, injunction or cease-and-desist order for, or any order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;

(b)	The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c)	The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

12. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as Vice President-Project Development and consents to be named as such in the Registration Statement.

13. The undersigned acknowledges and understands that, in proceeding with the IPO, the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

14. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns.

15. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”). Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

16. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C, with an office at 666 Third Avenue, New York, New York, 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

17. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

(The remainder of this page intentionally left blank. Signature pages to follow.)

Name: ISMINI PANAYOTIDES

/S/ ISMINI PANAYOTIDES
Signature

ACCEPTED AND AGREED:

CITIGROUP GLOBAL MARKETS INC.

By:	/S/ DAVID SPIVAK
Name:	David Spivak
Title:	Managing Director

ACCEPTED AND AGREED:

OCEANAUT, INC.

By:	/S/ CHRISTOPHER GEORGAKIS

Name:	Christopher Georgakis
Title:	Chief Executive Officer and President

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more vessels or operating businesses in the shipping industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the U.S. Securities Act of 1933, as amended, by the SEC.

“Founder Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO and the private placement to occur immediately prior to the IPO. For the avoidance of doubt, Founder Shares shall not include any shares acquired in the aforementioned private placement or IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and shareholders of the Company immediately prior to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, whether or not such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form F-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Termination Date” shall mean the date that is 60 calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to enter into a letter of intent, definitive agreement or agreement in principal with respect to a Business Combination within 18 months of the closing of the IPO (or 24 months after the closing of the IPO, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the closing of the IPO and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Transaction Failure Date” shall mean the 18-month anniversary of the closing of the IPO (or the 24-month anniversary of the closing of the IPO, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the closing of the IPO and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited proceeds from the IPO and the concurrent private placement (described in the Prospectus) in the amount specified in the Investment Management Trust Agreement, dated as of the date hereof between the Company and Continental Stock Transfer & Trust Company.

2

EXHIBIT A

BIOGRAPHY

Ismini Panayotides has served as our Vice President—Project Development since our inception. Ms. Panayotides has been Vice President of Business Development at Excel Maritime Carrier Ltd. since March 2006. She completed her studies in 2005, and has been working intermittently with her undergraduate and graduate studies in the chartering and operations departments of Excel Maritime Carriers Ltd. as well as in the management of Maryville Maritime Inc., a wholly-owned subsidiary of Excel, since 1999. Ms. Panayotides holds an undergraduate (BA) degree from the School of Management, Boston University (2004), and a Master of Science (MS) in Shipping Trade and Finance from City University, Cass Business School, in London (2005).

EXHIBIT B

COMPLETED QUESTIONNAIRE